UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 3, 2014
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2014, Glu Mobile Inc. (“Glu”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2013. A copy of the press release is attached as Exhibit 99.01 to this Current Report.  In addition, on February 5, 2014, Glu made available on its corporate website at www.glu.com/investors supplemental slides that were referenced during Glu’s earnings call to discuss its financial results for the fourth quarter and full year ended December 31, 2013. A copy of these supplemental slides is attached as Exhibit 99.02 to this Current Report.

The information in this Item 2.02, including Exhibits 99.01 and 99.02, will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02, including Exhibits 99.01 and 99.02, will not be incorporated by reference into any registration statement or other document that Glu files with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing (or any reference to this Current Report generally), except as may be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, A. Brooke Seawell, a member of Glu’s Board of Directors (the “Board”), informed Glu that he was resigning from the Board, effective as of February 5, 2014. At the time of his resignation, Mr. Seawell was a member of the Board’s Audit Committee. Mr. Seawell’s decision to resign from the Board was not due to a disagreement with Glu relating to its operations, policies or practices.

Mr. Seawell is a venture partner at New Enterprise Associates (“NEA”), one of the longest tenured stockholders of Glu, with NEA having first invested in Glu in 2001.  Mr. Seawell, who joined the Board in June 2006 prior to Glu’s initial public offering, is stepping down from the Board in order to focus his attention on some of NEA’s more recent investments.

Mr. Seawell has entered into a consulting agreement with Glu pursuant to which he will continue to provide assistance to Glu and Glu’s new Audit Committee Chairman, Eric Ball, through the date of Glu’s earnings call to report its financial results for the quarter ending June 30, 2014.  Mr. Ball was appointed to replace Mr. Seawell as the Chairman of the Audit Committee in connection with Mr. Seawell’s resignation.

Glu and its Board and management thank Mr. Seawell for his many contributions to Glu since joining the Board in June 2006 and look forward to continuing to work with Mr. Seawell as a consultant over the next several months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01	Press release issued by Glu regarding its financial results for the fourth quarter and full year ended December 31, 2013, dated February 5, 2014.

99.02	Supplemental slides made available by Glu on its corporate website on February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date:	February 5, 2014	By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.01	Press release issued by Glu regarding its financial results for the fourth quarter and full year ended December 31, 2013, dated February 5, 2014.

99.02	Supplemental slides made available by Glu on its corporate website on February 5, 2014.

3